OMB APPROVAL
OMB Number: 3235-0060
Expires: January 31, 2008
Estimated average burden hours per response: 38

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 24, 2005

Daybreak Mines, Inc.

(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1017, Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 462-0315

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 4.01

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(2)

Independent Registered Public Accounting Firm

Daybreak Mines, Inc. has once again engaged DeCoria, Maichel & Teague, PS (DMT) as its independent auditors to provide the requisite audit services for the Company.  The Board of Directors has approved the appointment of DMT and accepted their engagement to conduct the audit of the financial records of Daybreak Mines. At the time of reporting there has been no need to consult the new auditor on any matters relating to Item 304 (2)(i) or any events as defined in paragraph (A) through (D) of Item 304 (2)(ii).

DMT conducted the Registrant’s audits for the years ended February 29, 2004 and February 28, 2003.  In those reports there were no adverse opinions or disclaimers of opinion nor were they modified as to uncertainty, audit scope or accounting principles, with the exception of a statement regarding the uncertainty of the Registrant's ability to continue as a going concern.

(3)

The Registrant has provided to Kabani & Company, its former independent certifying accountant, a copy of the disclosures contained in this Item 4.01 and the Registrant has requested a letter from Kabani & Company, addressed to the Commission, confirming the statements made by the Registrant in Item 4.01(a) of an 8K filed with the Commission on May 18, 2005. When we obtain the letter, we will report on a Form 8-K/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

DAYBREAK MINES, INC.

(Registrant)

/s/ Thomas Kilbourne

By:

_______________________________

Thomas Kilbourne, Treasurer

Dated:  May 31, 2005